UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
6.125% Notes due 2053	CTY	New York Stock Exchange
6.875% Notes due 2054	CTV	New York Stock Exchange
6.625% Notes due 2055	CTZ	New York Stock Exchange
7.00% Notes due 2056	CTAA	New York Stock Exchange
6.5% Notes due 2056	CTBB	New York Stock Exchange
6.75% Notes due 2057	CTDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

During the first quarter of 2020, Qwest Corporation (“we” or “our”) made certain changes to our financial reporting as detailed below.

We have elected to change the presentation for taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, including federal and certain state Universal Service Fund (USF) regulatory fees, to present all such taxes on a net basis in our Consolidated Statements of Operations. Prior to the first quarter of 2020, we presented such USF fees on a gross basis within operating revenue and costs of services and products, and all other significant taxes on a net basis. We changed our policy to present such taxes on the net basis and believe the new policy is preferable because of the historical and potential future regulatory rate changes outside of our control resulting in significant variability in tax and fee revenue that is not indicative of our operating performance. We believe that the net presentation provides the most useful and transparent financial information and improves comparability and consistency of financial results. As a result of this decision, the amount of operating revenue and cost of services and products being reported will be lower than in prior years. These changes do not affect Operating Income (Loss) or Net Income (Loss) on the Consolidated Statements of Operations. Commencing in the first quarter of 2020, this change in accounting policy will be applied retrospectively.

In addition to these changes, we reclassified certain products and services within our six primary categories used to report products and services revenue: IP and Data Services, Transport and Infrastructure, Voice and Collaboration, IT and Managed Services, Regulatory Revenue, and Affiliate Services. The product and service reclassifications do not have any impact on the total revenue previously reported. The impact of these reclassifications has been applied retrospectively and was immaterial to reported product and service offering revenue results.

To enable a comparison between the information to be presented in our first quarter 2020 Form 10-Q filing with prior periods’ filings, we have furnished herewith as Exhibit 99.1 unaudited supplemental financial information that recasts our historical operating revenue and cost of services and products and select revenue and product disclosures to reflect the above-described changes for each of the four quarters comprising the year ended December 31, 2019 and full year periods ended December 31, 2019 and 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Unaudited supplemental historical financial information

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Corporation has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

QWEST CORPORATION

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: May 7, 2020